DISCLAIMER:    THE INCLUSION OF THIS FORM OF COMMITMENT IS FOR REFERENCE
----------
               PURPOSES ONLY. THE INCLUSION OF THIS FORM AS AN EXHIBIT SHALL IN
               NO EVENT BE DEEMED TO CONSTITUTE AN OBLIGATION ON THE PART OF
               BANCO POPULAR TO ISSUE A COMMITMENT OR COMMITMENTS.


                                  EXHIBIT K-1
                                  -----------

                      FORM OF FRANCHISEE LOAN COMMITMENT
                      ----------------------------------



                              ________ ___, 199__


_______________________
_______________________
_______________________

Attention:  _________________
            _________________

                         Re:   Banco Popular de Puerto Rico's
                               $______________ Term
                               Loan to
                               ------------------------------

Dear ______________:

          Banco Popular de Puerto Rico (the "Bank") is pleased to advise you
                                             ----
that it is prepared to make available a term loan facility in the maximum principal amount of $___________ (the "Loan") to ____________________, a
                                       ----
____________________________ ("Borrower").  The proceeds of the Loan shall be
                               --------
used to finance the acquisition of the Premises (as hereinafter defined).

          This Commitment Letter is subject to the following terms and conditions:

          1.   Borrower.  The Borrower shall be a _______________ which shall be
               --------
wholly-owned and controlled by ____________. The specific structure and ownership of Borrower and its organizational documents shall be subject to the approval of the Bank prior to

____________________
___________ ____, 199__
Page 2

the closing of the Loan and, once approved, the same may not be changed without the express written consent of the Bank. At all times while the Loan is outstanding, __________ shall own not less than ________________ percent (___%) of the ownership interest in Borrower and shall at all times be solely responsible for the day-to-day management and control of Borrower.

          2.   Loan Documents.  The Loan shall be evidenced by a note as
               --------------
hereinafter described and evidenced, governed, guarantied and secured by such other documents as the Bank or its counsel, McConnell Valdes LLP, may require (collectively, the "Loan Documents"). More particularly, the Bank's commitment
                    --------------
hereunder is subject to the negotiation, execution and delivery prior to _______ ___, 199__ of definitive documentation with respect to the Loan satisfactory in form and substance to the Bank and its counsel. Such documentation shall contain the terms and conditions set forth herein and such other indemnities, covenants, representations and warranties, events of default, conditions precedent, security arrangements and other terms and conditions as shall be satisfactory in all respects to the Bank. The terms and conditions of the Bank's commitment hereunder and of the Loan Documents are not limited to the terms and conditions set forth herein, and matters that are not covered by the express provisions of this Commitment Letter are, in all respects, subject to the approval of the Bank.

          3.   The Mortgage.  The Loan shall be secured in part by a [first
               ------------
fee/first leasehold] mortgage (the "Mortgage") encumbering Borrower's
                                    --------
[fee/leasehold] interests in the parcel of land having the following address:___________________________________ (the "Premises").
                                                  --------

               The term "Improvements" shall mean the improvements presently existing or hereafter constructed or renovated on the Premises, which Improvements shall consist of a [Church's(R) /Popeye's(R) ] franchise stores.

          4.   Additional Security.  The Loan shall be further secured by (a) an
               -------------------
assignment of, and a good and valid first lien on and security interest in, any and all leases, contracts of sale and other agreements and rights relative to the Premises, and any and all other agreements and rights relative to the construction, renovation, equipping, management, maintenance, ownership, leasing or operation of the Premises, whether already executed or existing or to be executed or acquired in the future; (b) without limiting the foregoing, a good and valid first lien on and security interest in any and all building materials, furnishings, fixtures, inventory, equipment, accounts, general intangibles and other personal property (whether now owned or leased by Borrower), including, without limitation, permits, licenses, contracts, and all other contract rights with respect to the Premises, and proceeds of all of the foregoing, in each case, whether now owned or existing or hereafter acquired or arising; (c) the naming of the Bank as an additional insured/loss payee on any and all property, casualty

____________________
___________ ____, 199__
Page 3

and liability insurance policies procured by the Borrower in connection with the Premises; and (d) such other items, consistent with this Commitment Letter, as the Bank may reasonably require.

          5.   The Note.  The Loan shall be evidenced by a note (the "Note") in
               --------                                               ----
the principal amount of the Loan. The Note shall mature ___________ (___) months from the closing date (the "Maturity Date"). The Note shall constitute a
                                   -------------
full recourse obligation of the Borrower.

          6.   Payment of Principal and Interest under the Note.
               ------------------------------------------------

               (a) The outstanding principal amount of the Note shall bear interest, calculated on the basis of a three hundred-sixty (360) day year for the actual number of days elapsed, as follows:

               (i) during the first twelve (12) months of the Loan (the "Initial Period"), at a floating rate per annum equal to the Prime
           --------------
          Rate (as hereinafter defined) in effect from time to time;

               (ii) during the period commencing on [the 1st anniversary of the closing date] and ending on [the Maturity Datedate preceding
          7th anniversary of the closing date] (the "Second Period"), either
                                                     -------------
          (A) at a floating rate per annum equal to the Prime Rate in effect from time to time plus ____ basis points, or (B) at a fixed rate per annum equal to ____ basis points in excess of the yield on United States Treasury notes having a maturity closest to the Maturity Date as in effect on the closing date based on the rate published on such date in The Wall Street Journal;
                  -----------------------

               [(iii) during the period commencing on [the 7th anniversary of the closing date] and ending on the Maturity Date (the "Third
                                                                  -----
          Period"), at a _______ rate per annum equal to __________; and

               (iv) upon the occurrence and during the continuance of any default under the Loan Documents, including, without limitation, the failure to pay any amount when due under the Loan Documents at maturity or otherwise, the Borrower shall pay interest on the outstanding principal amount of the Loan, and, to the fullest extent permitted by law, on the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, at a rate per annum equal to five hundred (500) basis points above the rate per annum then in effect with respect to the Loan pursuant to clauses (i),
          (ii) and (iii) above;

____________________
___________ ____, 199__
Page 4

provided, however, that the Loan Documents will contain provisions providing
--------  -------
that the Bank does not intend to charge interest, including, without limitation, upon default, at an rate that is usurious under applicable law and setting forth mechanisms for preventing the application of a usurious interest rate to any amounts payable with respect to the Loan.

               (b)  The "Prime Rate" is the prime commercial lending rate of the
                         ----------
Bank as publicly announced (or published internally) by the Bank to be in effect from time to time, or, if the actual cost to the Bank of its overnight federal funds borrowings exceeds the announced or published prime rate, the overnight federal funds rate. The Prime Rate is not the lowest rate charged by the Bank for commercial or other types of loans, it being understood that the Prime Rate is only one of the bases for computing interest on loans made by the Bank, and that, by basing interest on the Prime Rate, the Bank has not committed to charge and the Borrower has not in any way bargained for interest based on a lower or the lowest rate at which the Bank may now or in the future make loans to other borrowers. Any interest rate based on the Prime Rate shall be adjusted on and as of the effective date of any change in the Prime Rate.

               (c) In addition to the payment of interest on the Note at the interest rates described above, commencing on the first day of the month occurring six (6) months after the closing date (prior to which Borrower shall be required to make monthly payments only of interest, such payments to be made in arrears on the first day of each month), the Note will provide for monthly payments to be paid by Borrower to be applied to the amortization of the principal amount of the Note. The amount of each such monthly payment shall be calculated at closing based on a ____ year amortization schedule.

               (d) Commencing on the first day of the month occurring six (6) months after the closing date, payments of principal and interest on the Note shall be made in consecutive monthly payments on the first day of each month applied first to interest at the interest rates described above and then to amortization of the principal amount, with the entire unpaid principal balance and all accrued and unpaid interest thereon due on the Maturity Date.

               (e) The Note will provided that the principal balance may be prepaid at any time upon giving the Bank not less than sixty (60) days prior written notice. At the time of any prepayment prior to the Maturity Date (whether by voluntary prepayment, involuntary prepayment following acceleration, or otherwise), Borrower shall pay to the Bank an additional prepayment consideration calculated as follows: [if Prime Rate in effect at time of prepayment - (i) three percent (3%) of the principal amount being prepaid, if prepayment occurs prior to the date preceding the fourth (4th) anniversary of the closing date; (ii) two percent (2%) of the principal amount being prepaid, if prepayment occurs at any time on or after the fourth (4th) anniversary of the closing date and prior to the day preceding the seventh (7th) anniversary of the closing date; and (iii) one percent (1%) of the principal amount being

____________________
___________ ____, 199__
Page 5

prepaid, if prepayment occurs at any time on or after the seventh (7th) anniversary of the closing date and prior to the Maturity Date]/if Treasury Rate in effect at time of prepayment - (i) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest (including any balloon payment) determined by discounting such payments at the "Monthly Equivalent Treasury Note Rate" (hereinafter defined) less (ii) the amount of principal being prepaid, provided such difference shall not be less than zero. The Monthly Equivalent Treasury Note Rate for purposes of this provision shall be the rate which when compounded monthly results in a yield that is equivalent to the yield on the U.S. Treasury Note plus ______ percent (__%) which is compounded semi-annually, having a maturity date closest to the Maturity Date. In no event shall the prepayment consideration be less than one percent (1%) of the then outstanding principal balance.

          Any prepayment, in whole or in part, of the principal balance of the Note shall be accompanied by all accrued interest with respect to the principal amount being prepaid, shall be applied to the installments thereof in inverse order of maturity and may not be reborrowed.

          7.   Equity.  At or prior to closing, Borrower shall provide the Bank
               ------
with evidence acceptable to the Bank that Borrower has expended, or will have expended as of the closing, not less than ___ percent (___%) of the cost of the acquisition of the Premises (the "Equity Contribution"). The Bank shall have no
                                  -------------------
obligation to lend hereunder unless and until Borrower shall have made the Equity Contribution.

          8.   Guarantee.  A guarantee of payment and performance, in form and
               ---------
substance acceptable to the Bank (the "Guarantee"), jointly and severally and
                                       ---------
unconditionally guaranteeing (i) the timely payment of all principal and interest under the Note, and all fees, expenses and other charges due the Bank under the Loan Documents, and (ii) the due and punctual performance of all covenants and agreements under the Loan Documents, including, without limitation, the timely, lien-free construction and renovation of the Improvements, shall be executed by _________ and __________ (collectively, the "Guarantor").
 ---------

          9.   Purpose.  The purpose of the Loan is to enable Borrower to
               -------
acquire the Premises [pursuant to the contract of sale, dated ________, between Franchisor (hereinafter defined), as seller, and Borrower, as purchaser (the "Contract of Sale")][/acquire a leasehold interest in the Premises pursuant to
 ----------------
the Lease (hereinafter defined).] Not later than thirty (30) days prior to closing, Borrower shall deliver to the Bank, for the Bank=s review and approval, a copy of the [Contract of Sale/Lease]. [At closing, the Borrower shall also provide the Bank with copies of the deed conveying title to the Premises to Borrower, together with copies of any other transfer documents.] The Premises, on the closing date, may not be subject to any tenancies, contracts of sale, leasing options or rights in any third parties. The Mortgage will prohibit any other encumbrance whether junior or senior and shall provide that the Loan will

____________________
___________ ____, 199__
Page 6

become due on any sale or further encumbrances of the Premises or upon any change in the ownership of the Borrower not otherwise permitted under the Loan Documents.

          [10. The Lease.  Borrower has advised the Bank that Borrower is
               ---------
leasing the Premises under and pursuant to the lease dated _________, 199__ between Franchisor, as landlord, and Borrower, as tenant (the "Lease"). As
                                                               -----
stated above, the Lease shall be subject to the review and approval of the Bank and, as of the closing date, there shall be no default under the Lease and Borrower shall be in possession of the Premises pursuant to the Lease. The Loan Documents shall provide that the Lease may not be amended, modified, assigned, terminated or surrendered without the Bank=s prior written consent.]

     [Prior to closing, Borrower shall provide the Bank with all written consents, recognition agreements, estoppel certificates and subordination of liens from the lessor under the Lease necessary or requested by the Bank to permit the Bank to exercise its rights and remedies with respect to the Premises.]

          11.  The Franchise Agreement.  Not less than ten (10) days prior to
               -----------------------
the closing date, Borrower shall deliver to the Bank for the Bank's review and approval the executed franchise agreement (the "Franchise Agreement") between
                                                -------------------
AFC Enterprises, Inc. ("Franchisor") and Borrower, pursuant to which Borrower
                        ----------
shall be permitted to operate a [Church's(R)/Popeye's(R)] franchise store at the Premises. Borrower shall also provide the Bank with copies of the Franchisor's offering circular and other materials provided to Borrower by Franchisor with respect to the Franchise Agreement. Prior to closing, Borrower shall cause Franchisor to execute and deliver to the Bank the agreement in the form of Exhibit A annexed hereto (the "Franchisor Agreement") which shall provide the
---------                      --------------------
Bank with certain rights and remedies with respect to the Franchise Agreement.

     [To be included in Popular Plus loan commitments only - In addition to the foregoing, at or prior to closing, Borrower shall cause Franchisor to execute and deliver to the Bank the form of guarantee annexed hereto as Exhibit B (the "Franchisor Guarantee").]
 --------------------

          12.  Appraisal.  The Bank shall have no obligation to lend hereunder
               ---------
until the Bank has received a MAI appraisal of the Premises in all respects acceptable to the Bank (the "Appraisal").
                             ---------

          13.  Loan Documents.  As provided above, the Note and the other Loan
               --------------
Documents will be prepared at the Borrowers' expense by the Bank's counsel, McConnell Valdes LLP, and said documents will contain such terms as the Bank or its counsel may deem appropriate. Such documents will contain conditions, provisions and requirements set forth below and other conditions, provisions and requirements reasonably consistent with this

____________________
___________ ____, 199__
Page 7

Commitment Letter that are not set forth herein. Such conditions, provisions and requirements shall include, but shall not be limited to, the following:

               (a) The Loan Documents will require Borrower to provide to the Bank (i) within sixty (60) days after the end of each second (2nd) and fourth
(4th) fiscal quarter of Borrower, semi-annual, internally prepared financial statements of Borrower acceptable to the Bank and certified by a financial officer acceptable to the Bank as having been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, subject
                                           ----
to year-end audit adjustments; (ii) within ninety (90) days after the end of each fiscal year, (x) annual financial statements of the Borrower acceptable to Bank, prepared in accordance with GAAP consistently applied and audited by a independent accounting firm acceptable to the Bank and (y) a certificate, executed by a financial officer acceptable to the Bank, as to the absence of defaults and events of default under the Loan Documents [the Lease] or the Franchise Agreement; (iii) within fifteen (15) days after filing, but in no event later than April 30 of each year, copies of Borrower's federal tax returns (together with any extensions filed) and (iv) promptly after any request therefor, all other financial or other information relating to Borrower as may be reasonably requested by the Bank from time to time;

               (b) Guarantor will be required to provide the Bank with (i) annual updated financial statements within thirty (30) days after the end of each calendar year and (ii) copies of federal tax returns (together with any extension filed) within fifteen (15) days after the filing of same, but in no event later than April 30 of each year;

               (c) Borrower shall provide the Bank with prompt written notice of material events and condition affecting the Borrower, Guarantor or the Premises, including, without limitation, notice of (i) any pending or threatened litigation, (ii) the commencement of any proceedings or investigations by any governmental or regulatory agency, in either case affecting the Borrower, Guarantor or the Premises, (iii) the occurrence of any default or event of default under the Loan Documents [the Lease] or the Franchise Agreement, and
(iv) certain ERISA-related events, including, without limitation, the occurrence of reportable events under ERISA and plan terminations;

               (d) Borrower shall maintain a minimum cash flow coverage ratio of ______ for each fiscal year. The "cash flow service coverage ratio" shall be calculated annually and shall be defined as:

                         Cash Flow Before Debt Service
                         -----------------------------
                                 Debt Service

____________________
___________ ____, 199__
Page 8

               "Cash Flow Before Debt Service" shall be defined in the Loan
                -----------------------------
Documents as annual operating income of the Premises plus depreciation, amortization and interest expense. "Debt Service" shall be defined as the total
                                    ------------
required principal and interest expense under the Note.

               (e) Any and all debt incurred by Borrower to its shareholders, officers, partners, members and/or affiliates shall be incurred only with the Bank's prior written consent and, in any event, shall be expressly subordinated to the Loan on terms acceptable to the Bank;

               (f) Borrower or Guarantor shall not incur any additional indebtedness without the Bank's prior written consent, other than (i) unsecured indebtedness constituting trade debt and (ii) other indebtedness incurred in the ordinary course of business in connection with the ownership and operation of the Premises;

               (g) The Loan Documents will provide that Borrower shall deposit on a monthly basis, simultaneously with the payment of interest and/or principal under the Note, an amount equal to one-twelfth (1/12th) of all real estate taxes and assessments ("Real Estate Taxes") with respect to the Premises (the "Tax
                  -----------------                                      ---
Escrow").  The Tax Escrow shall be subject to adjustment by the Bank from time
------
to time so that the amount therein shall be sufficient to pay Real Estate Taxes when due plus two (2) months' installments of the Tax Escrow;

               (h) The Loan Documents will contain, but not be limited to, the following events of default, as well as other events of defaults typical in loans of this type: failures to make payments when due under the Loan Documents, incorrectness of representations and warranties, failures to perform or observe covenants and agreements in the Loan Documents, cross-defaults to other indebtedness of Borrower or Guarantor, unsatisfied, unstayed judgments in excess of $_________ and not covered by insurance, failure of the Loan Documents to create first priority liens on the Premises, Guarantor shall for any reason cease to own not less than one hundred percent (100%) of the equity interests in Borrower, and certain ERISA-related events;

               (i) The Loan Documents will restrict the ability of Borrower and Guarantor to (i) make loans and other investments, including, without limitation, loans or advances to members, partners, shareholders, officers or affiliates, (ii) make distributions or other payments to its members, partners, shareholders, officers or affiliates, (iii) create, incur or suffer to exist liens on its assets or properties, (iv) merge or consolidate with any other person, (v) sell, lease, transfer or otherwise dispose of any of its assets or properties, (vi) change the nature of its business, (vii) make changes in accounting policies or reporting practices, (viii) amend, cancel or terminate material contracts, including, without limitation, any franchise agreements or other contracts and agreements relating to the Premises, (ix) enter

____________________
___________ ____, 199__
Page 9

into partnerships, (x) engage in other transactions with affiliates and (xi) make or incur capital expenditures;

               (j) The Loan Documents will require Borrower to (i) comply with all applicable laws, including, without limitation, all federal and state laws (including, without limitation, all environmental and employment-related laws),
(ii) pay and discharge taxes and charges when due, (iii) maintain its existence, rights, licenses and properties, (iv) provide the Bank and its representatives with reasonable visitation rights, (v) keep proper books and records, (vi) maintain a fiscal year end of December 31 and (vii) perform and observe the terms of all material contracts, agreements and leases; and

               (k) Except as otherwise expressly provided in the Loan Documents, and without limiting the foregoing in any way, there shall be no sale, assignment, transfer (including, without limitation, leases), encumbrance (junior, senior or pari passu), hypothecation or other disposition of or lien on the Premises, in each case above without the prior written consent of the Bank.

          14.  Title Policy.  The Borrower shall, at its expense, provide the
               ------------
Bank with a mortgagee title insurance policy which shall insure the Mortgage as first lien on [Borrower's leasehold interest in] the Premises. Said mortgagee policy may contain no exceptions other than those approved in writing by the Bank prior to closing and must provide such affirmative insurance as the Bank may reasonably require.

          15.  Environmental Report.  Not less than ten (10) days prior to
               --------------------
closing, the Borrower shall obtain, at the Borrower's expense, and deliver to the Bank, a Phase I environmental site assessment (the "Phase I Report") with
                                                        --------------
regard to the Premises satisfactory to the Bank in all respects. The Phase I Report must describe the site history of the Premises (including, without limitation, past and present use and identification of past and present owners of the Premises and adjacent sites), environmental compliance, chemical testing and environmental and toxic materials reports with regard to the Premises satisfactory to the Bank in all respects. The Phase I Report shall be prepared by an environmental consulting firm in all respects acceptable to the Bank and must contain conclusions in all respects satisfactory to the Bank as to whether
(a) any hazardous wastes, toxic substances or asbestos-containing materials are located at the Premises, and (b) whether the Premises presently complies with all environmental laws and regulations. The Bank will also require a continuing joint and several guarantee and indemnity satisfactory to it in all respects from the Borrower and Guarantor against any cost, loss or liability incurred by the Bank as a result of hazardous or toxic materials, asbestos or other environmental problems, or any laws or regulations relating thereto, and unconditionally guaranteeing to the Bank the prompt and timely compliance with all environmental laws, orders, regulations and requirements.

____________________
___________ ____, 199__
Page 10

          16.  Additional Conditions.  The Bank's obligations hereunder are also
               ---------------------
subject to the following additional terms and conditions:

               (a) Approval by the Bank of all items, documents and information heretofore or hereafter delivered to the Bank, as provided in this Commitment Letter or otherwise, and, as applicable, verification of the accuracy thereof, including, without limitation, approval by the Bank and its counsel of all definitive Loan Documents and all closing documentation related thereto;

               (b) Submission of satisfactory financial statements and other financial information with regard to Borrower and Guarantor;

               (c) Receipt by the Bank of evidence that the Premises comply with all applicable zoning, environmental, fire and building codes together with copies of all required operating licenses and other permits in connection with the operation of the Premises;

               (d) Receipt and approval by the Bank of a survey of the Premises, showing the locations of all improvements thereon;

               (e) The Bank shall receive such proof as it deems necessary to establish that all taxes payable with respect to the Premises, including, without limitation, Real Estate Taxes, have been paid;

               (f) Receipt by the Bank of satisfactory judgment searches on the Borrower and Guarantor showing no outstanding judgments or claims;

               (g)  Receipt by the Bank of the Franchisor Agreement;

               (h) Receipt by the Bank of a flood hazard certification stating that the Premises is not located in an area designated as a flood hazard area pursuant to the National Flood Insurance Program;

               (i) The Bank shall receive a favorable opinion of Borrower's and Guarantor's counsel with respect to the organizational status of the Borrower, the Loan, the security therefor, the enforceability of the Loan Documents, and such other matters (including, without limitation, compliance with, and, as applicable, perfection of security interests under, the laws of the United States of America and the state in which the Premises are located) as the Bank may reasonably request, in each case above in all respects acceptable to the Bank;

               (j) All representations and warranties of Borrower and Guarantor contained in the Loan Documents shall be true and correct in all material respects prior to, and

____________________
___________ ____, 199__
Page 11

after giving effect to, the funding of the Loan and there shall be no pending investigations or proceedings against or affecting the Borrower, Guarantor or the Premises;

               (k) Borrower shall, at its expense, provide the Bank with evidence of such fire, casualty, liability, business interruption, flood and other insurance as the Bank may reasonably require in such amounts and on such other terms as the Bank deems reasonably necessary, and such insurance must name the Bank as loss payee and an additional insured and remain in full force and affect during the term of the Loan ;

               (l) The Bank and its counsel shall have completed a due diligence review of the Premises, Borrower and Guarantor, and shall be satisfied in all respects with the scope and substantive results (legal, business and other) of such due diligence review; and

               (m) There shall have been no material adverse change in the financial condition, performance or operations of Borrower since _____________.

          17.  Representations and Warranties.  Borrower hereby represents and
               ------------------------------
warrants and covenant that:

               (1) all information that has been or is hereafter made available to the Bank by Borrower or any of its representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; and

               (2) all financial projections that have been or are hereafter prepared by Borrower or any of its representatives and made available to the Bank have been or will be prepared in good faith based upon reasonable assumptions.

Borrower hereby agrees to supplement the information and projections referred to in clauses (1) and (2) above from time to time until the closing of the Loan so that the representations and warranties in the preceding sentence remain correct and further agree that the Bank may use and rely on such information and projections without independent verification thereof.

          18.  Termination of Commitment.  The Bank shall have the right to
               -------------------------
terminate this Commitment Letter without any further obligation on the part of the Bank upon the occurrence of any of the following prior to the closing of the
Loan: (i) the failure of Borrower or Guarantor to observe and perform each and every one of the terms, covenants, promises and agreements to be performed by it under this Commitment Letter or under any other documents or agreements pertaining to the Loan, (ii) the failure or inability of the Borrower or

____________________
___________ ____, 199__
Page 12

Guarantor to satisfy on a continuing basis any requirement of the Bank hereunder with respect to the Loan or the Loan Documents, (iii) the attempted assignment or transfer of this Commitment Letter, (iv) any change in the structure or ownership of Borrower or any material adverse change in the structure, ownership or financial condition of Borrower since the dates of the most recent financial statements provided to the Bank, (v) material loss or damage to the Premises or any other material adverse change in the financial condition, operations or prospects with respect to the Premises, (vi) nonpayment of any fees or expenses payable by Borrower under this Commitment Letter, (vii) a determination by the Bank that any documents or items required to be delivered by the Borrower hereunder are unsatisfactory, (viii) the filing by or against Borrower or Guarantor of a petition in bankruptcy or the appointment of a receiver or trustee for, or the making of an assignment for the benefit of creditors by, Borrower or Guarantor, (ix) any statement, representation or warranty, including, without limitation, those contained in Paragraph 17 above, made by or on behalf of Borrower in the application for the Loan or in this Commitment Letter or otherwise in connection with the commitment or the transactions contemplated hereby shall have been false or misleading when made, or Borrower shall fail to comply with its agreements contained in Paragraph 17 above or (x) the failure to satisfy all of the terms and conditions of this Commitment Letter and the Loan Documents and to close the Loan for any reason whatsoever on or before ________.

          19.  Expenses and Indemnity.  (a)  Whether or not the Loan closes or
               ----------------------
this Commitment Letter is terminated for any reason, the Borrower and Guarantor shall be jointly and severally obligated to pay all costs, fees and expenses incurred by the Bank (whether incurred prior to or after closing and, in the event the closing occurs, whether incurred prior to or after any default under the Loan Documents), including, without limitation, the reasonable fees and expenses of the Bank's counsel, the cost of title searches, title insurance, survey charges, appraisal fees, recording charges and taxes and such other expenses as may be incurred by the Bank in connection with this Commitment Letter or the Bank's funding, administration or collection of the Loan.

          (b) In consideration of issuing this Commitment Letter, Borrower shall be deemed to have agreed to pay the Bank, and the Bank shall be deemed to have earned, a commitment fee equal to one-half of one percent (.50%) of the amount of the Loan (the "Commitment Fee"). Fifty percent (50%) of the Commitment
                         --------------
Fee shall be due and payable upon the acceptance of this Commitment Letter by Borrower and the remainder shall be due and payable by Borrower at closing.

          (c) Upon the acceptance of this Commitment Letter, Borrower shall pay to the Bank the sum of $__________ to be applied by the Bank to fees and expenses incurred in connection with obtaining the appraisal and the Phase I Report with respect to the Premises and the Bank's counsel fees. The aforesaid sum shall not represent a limitation or "cap" on Borrower's obligation to pay all fees and expenses incurred by the Bank in connection with the
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___________ ____, 199__
Page 13

appraisal and the Phase I Report and all other fees and expenses incurred by the Bank in connection with this Commitment Letter. Any amount remaining after payment of the fees and expenses incurred in connection with the appraisal and the Phase I Report and the Bank's counsel fees shall be applied to payment of the other fees and expenses required to be paid by Borrower under this Commitment Letter.

          (d) Borrower further agrees to indemnify and hold harmless the Bank and each director, officer, employee, affiliate and agent thereof (each, an "indemnified person") against, and to reimburse each indemnified person, upon
 ------------------
its demand, for, any losses, claims, damages, liabilities or other expenses ("Losses") to which such indemnified person may become subject insofar as such
  ------
Losses arise out of or in any way relate to or result from this Commitment Letter or the financing contemplated hereby, including, without limitation, Losses consisting of legal or other expenses incurred in connection with investigating, defending or participating in any legal proceeding relating to any of the foregoing (whether or not such indemnified person is a party thereto); provided that the foregoing will not apply to any Losses to the extent
          --------
that they are found by a final decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified person. Borrower's obligations under this paragraph shall remain effective whether or not definitive financing documentation is executed and notwithstanding any termination of this Commitment Letter. Neither the Bank nor any other indemnified person shall be responsible or liable to Borrower or any other person or entity for consequential damages that may be alleged as a result of this Commitment Letter or the financing contemplated hereby.

          20.  Non-Transferability by Borrower.  Borrower may not assign or
               -------------------------------
transfer this Commitment Letter.

          21.  Assignment by Bank.  The Loan Documents will provide that Bank
               ------------------
shall have the right, exercisable at any time and from time to time, to sell, transfer or assign the Note and the other Loan Documents and any security therefor, or grant participations therein, or issue certificates or securities evidencing a beneficial interest therein in a rated or unrated public offering or private placement, and the Bank may forward to any purchaser, transferee, assignee, servicer, participant, investor or credit rating agency rating such securities (collectively, an "Investor") or prospective Investor all documents
                              --------
and information in the Bank's possession with respect to the Borrower, Guarantor, the Premises, and the Loan Documents as such Investor or prospective Investor may request.

          22.  Integration; Amendments and Waivers.  By executing this
               -----------------------------------
Commitment Letter, Borrower acknowledges (i) that this Commitment Letter is the only agreement between Borrower and the Bank with respect to the Loan and sets forth the entire understanding of the parties with respect thereto and (ii) that there are no other understandings, oral or written,
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____________________
___________ ____, 199__
Page 14

with the Bank with respect to the Loan or the subject matter hereof. This Commitment Letter may not be changed or waived except pursuant to a writing signed by each of the parties hereto and any purported oral waiver or amendment hereof shall be of no force and effect.

          23.  Governing Law.  This Commitment Letter shall be governed by New
               -------------
York law.

          Kindly signify your acceptance of this Commitment Letter and your agreement with the terms and conditions set forth herein by executing the enclosed copy of this Commitment Letter in the space provided and returning the same, together with the payment of fifty percent (50%) of the Commitment Fee together with $_______ representing a portion of the Bank's fees and expenses
-------------
due pursuant to Paragraph 19 to the Bank by not later than 5:00 p.m. on _________, 199__. Time is of the essence with respect to all obligations of the Borrower under this Commitment Letter, including, without limitation, in connection with this Paragraph and Paragraph 19 above.

This Commitment Letter shall not be binding upon the Bank until received and accepted in the office of the Bank in New York, New York. You shall thereafter be obligated to borrow in accordance with this Commitment Letter.

          We look forward to working with you on this project.

                                        Very truly yours,

                                        BANCO POPULAR DE PUERTO RICO


                                        By:_________________________
                                        Name:_______________________
                                        Title:______________________




The terms and conditions of this
Commitment Letter are hereby agreed
to and accepted this ___ day of ________, 199__

________________________________


By:___________________________
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____________________
___________ ____, 199__
Page 15

Name:_________________________
Title:________________________